Exhibit 99.1

Goosehead Insurance, Inc. Announces First Quarter 2018 Results

- Revenues Grew 47% Over Prior-Year Period to $14.6 million -

- Net Income Increased 66% Over Prior-Year Period to $3.8 million -

- Adjusted EBITDA Growth of 74% Over Prior-Year Period to $5.1 million -

- Completed Initial Public Offering in May 2018 -

WESTLAKE, TEXAS - June 6, 2018 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the first quarter ended March 31, 2018. The Company completed its initial public offering on May 1, 2018, and the results detailed below reflect the pre-IPO entities, except where noted.

First Quarter 2018 Highlights

•	Total written premiums of $100.9 million, a 43% increase from the prior-year period

•	Policies in force were 251,972 as of March 31, 2018, a 33% increase compared to 189,677 as of March 31, 2017, and an 11% increase from 227,764 as of December 31, 2017.

•	Corporate sales headcount stood at 121 as of March 31, 2018, a 61% increase from March 31, 2017

•	Total number of operating franchises stood at 341 as of March 31, 2018, a 55% increase from March 31, 2017.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP is set forth in the reconciliation table accompanying this release.

“2018 began with another strong quarter of outperformance as we built upon the success of our previous year, and we are excited to keep the momentum going in the second quarter with the successful completion of our IPO,” stated Mark E. Jones, Chairman and Chief Executive Officer of Goosehead. “During the first quarter, we continued to generate significant growth across all our key metrics, while continuing to expand our Corporate sales team and our operating franchises. In addition, we’ve continued to maintain an industry-leading client retention rate of 88%, which we believe positions us very well to generate higher-margin renewal revenue in the future and drive further cash flow and earnings expansion.”

“We’ve been able to sustain our extraordinary growth by continuing to leverage our business model of separating our sales functions from our service functions and leveraging our unique technology platform,” continued Mr. Jones. “As a result, our overall productivity is enhanced as our salespeople concentrate solely on winning new business while our service team ensures our clients receive best-in-class service. We believe this results in strong client retention and provides us with visible and recurring higher-margin renewal revenue, which ultimately translates to increased profitability. Moving forward, we will continue to focus on expanding our reach in both our Corporate and Franchise channels and providing our clients with the broadest choice for coverage and world-class service, while creating long-term value for our shareholders.”

First Quarter 2018 Results

For the first quarter of 2018, revenues were $14.6 million, a 47% increase from $9.9 million in the prior-year period, driven primarily by higher commissions, agency fees, contingent commissions and a higher volume of franchise royalty fees generated by both new and renewal business.

Total written premium for the first quarter of 2018 grew 43% to $100.9 million from $70.7 million in the prior-year period.

Total operating expenses for the first quarter of 2018 grew 39% to $9.8 million from $7.1 million in the prior-year period. Operating expenses increased primarily due to larger employee compensation and benefit expenses related to an increase in corporate agent headcount and the number of operating franchises, as well as higher overall general and administrative expenses.

Net income for the first quarter of 2018 increased 66% to $3.8 million, from $2.3 million in the prior-year period.

Total Adjusted EBITDA rose 74% for the first quarter of 2018 to $5.1 million, from $2.9 million in the prior-year period. Total Adjusted EBITDA margin was 35%, an increase from 30% in the prior-year period, primarily due to growth in higher-margin renewal revenue and contingent commissions in both the Corporate and Franchise channels, partially offset by additional employee compensation and benefits from increased hiring and number of operating franchises.

Corporate Channel

Revenues generated through the Corporate Channel in the first quarter of 2018 were $7.9 million, a 42% increase from $5.5 million in the prior-year period. The revenue growth was primarily driven by new business revenue due to a 61% expansion in Corporate sales agent headcount, as well as higher renewal revenue related to the growth in the number of policies in the renewal term over the past year.

The Company had total corporate sales agent headcount of 121 at March 31, 2018, a 61% increase from 75 as of March 31, 2017 and a 9% sequential increase from 111 as of December 31, 2017.

Adjusted EBITDA for the Corporate Channel segment in the first quarter of 2018 was $2.0 million, a 35% increase from $1.5 million in the prior-year period, driven by an increase in higher-margin renewal revenue, and partially offset by higher employee compensation and benefits as a result of increased hiring. Adjusted EBITDA margin for the Corporate Channel for the first quarter of 2018 was 25%, compared to 26% in the prior-year period, primarily due to the Company investing in growth by significantly increasing corporate sales agent headcount, which resulted in higher employee compensation and benefits. The cost was mostly offset by the growth in new business and renewal revenues.

Franchise Channel

Revenues generated through the Franchise Channel in the first quarter of 2018 was $6.7 million, a 55% increase from $4.3 million in the prior-year period. The revenues increase was primarily driven by higher royalty fees due to an increase in the number of operating franchises, the greater royalty fee generated on renewal business versus new business, and an increase in contingent commissions.

As of March 31, 2018, the Company had 341 franchises operating, a 55% increase from 220 as of March 31, 2017 and a 17% sequential increase from 292 as of December 31, 2017.

Adjusted EBITDA for the Franchise Channel in the first quarter of 2018 was $3.1 million, a 110% increase from $1.5 million in the prior-year period, driven by an increase in higher-margin renewal revenue, as well as more initial franchise fees and new business revenue from a larger franchise agency base. Adjusted EBITDA margin for the Franchise Channel for the first quarter of 2018 was 46%, compared to 34% in the prior-year period due to the increase in higher-margin contingent commissions and royalties related to policies in their renewal terms.

Liquidity and Capital Resources

The Company completed its initial public offering of 9,809,500 shares of Class A common stock (including full exercise of the underwriters’ overallotment option) on May 1, 2018. As of March 31, 2018, the Company had cash and cash equivalents of $6.3 million, an unused line of credit of $2.5 million, and outstanding notes payable of $48.6 million on its balance sheet.

Conference Call Information

Goosehead will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (844) 898-2795 (toll-free) or (210) 874-7848 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A replay will be available following the end of the call through Wednesday, June 13, 2018, by telephone at (855) 859-2056 (toll-free) or (404) 537-3406 (international), passcode 2581635. A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead

Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 80 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of seven corporate sales offices and over 400 operating and contracted franchise locations. For more information, please visit www.gooseheadinsurance.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the caption “Risk Factors” in Goosehead’s prospectus relating to its Registration Statement on Form S-1 (Registration Number 333-224080) filed with the SEC pursuant to Rule 424(b)(4) under the U.S. Securities Act of 1933, as amended, and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts

Investor Contact:

Garrett Edson

ICR

Phone: (214) 838-5145

E-mail: IR@goosehead.com

Media Contact:

Robin Weinberg

Sard Verbinnen & Co

Phone: (212) 687-8080

E-mail: PR@goosehead.com

Goosehead Financial, LLC and Subsidiaries and Affiliates Condensed Consolidated and Combined Statements of Income

(Unaudited)

	Three Months Ended March 31
	2018	2017
Revenues:
Commissions and agency fees	$9,595,576	$6,361,846
Franchise revenues	4,910,528	3,481,116
Interest income	82,777	47,987
Total revenues	14,588,881	9,890,949
Operating Expenses:
Employee compensation and benefits	6,835,424	4,867,647
General and administrative expenses	2,373,622	1,833,599
Bad debts	279,688	251,882
Depreciation and amortization	336,935	137,657
Total operating expenses	9,825,669	7,090,785
Income from operations	4,763,212	2,800,164
Other Income (Expense):
Interest expense	(995,402)	(532,715)
Net Income	$3,767,810	$2,267,449
Pro forma earnings per share:
Basic	$0.08	$0.05
Diluted	$0.08	$0.05

Goosehead Financial, LLC and Subsidiaries and Affiliates Condensed Consolidated and Combined Balance Sheets

(Unaudited)

	March 31	December 31
	2018	2017
Assets
Current Assets
Cash and cash equivalents	$6,331,916	$4,947,671
Restricted cash	609,632	417,911
Commissions and agency fees receivable, net	1,767,765	1,268,172
Receivable from franchisees, net	579,681	564,087
Prepaid expenses	740,050	521,362
Other assets	3,213,348	—
Total current assets	13,242,392	7,719,203
Receivable from franchisees, net of current portion	1,679,478	1,360,686
Property and equipment, net of accumulated depreciation	6,866,621	6,845,121
Intangible assets, net of accumulated amortization	235,878	216,468
Other assets	179,075	565,191
Total assets	$22,203,444	$16,706,669
Liabilities and Members’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$4,925,944	$2,759,241
Premiums payable	609,632	417,911
Unearned revenue	775,050	1,062,050
Dividends payable	—	550,000
Deferred rent	460,674	477,818
Note payable	500,000	500,000
Total current liabilities	7,271,300	5,767,020
Deferred rent, net of current portion	4,217,549	3,916,257
Note payable, net of current portion	48,079,733	48,156,340
Total liabilities	59,568,582	57,839,617
Commitments and contingencies
Members’ deficit	(37,365,138)	(41,132,948)
Total liabilities and members’ deficit	$22,203,444	$16,706,669

Goosehead Financial, LLC and Subsidiaries and Affiliates

Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to Net Income

This release includes Adjusted EBITDA and Adjusted EBITDA Margin that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Adjusted EBITDA and Adjusted EBITDA Margin for business planning purposes and in measuring its performance relative to that of its competitors.

These non-GAAP financial measures are defined by the Company as follows:

•	“Adjusted EBITDA” is a supplemental measure of the Company’s performance and is defined as net income before interest, income taxes, depreciation and amortization, adjusted to exclude Class B unit compensation and other non-operating items. The Company believes that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance.

•	“Adjusted EBITDA Margin” is net income before interest, income taxes, depreciation and amortization, adjusted to exclude Class B unit compensation and other non-operating items, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated and combined level.

While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

	Three months ended March 31,
Consolidated and Combined:	2018	2017
Net income	$3,767,810	$2,267,449
Interest expense	995,402	532,715
Depreciation and amortization	336,935	137,657
Adjusted EBITDA	$5,100,147	$2,937,821
Adjusted EBITDA Margin(1)	35%	30%

(1) Consolidated and combined Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($5,100,147/$14,588,881) and ($2,937,821/$9,890,949) for the three months ended March 31, 2018 and 2017.

Goosehead Financial, LLC and Subsidiaries and Affiliates

Key Performance Indicators

	March 31, 2018	March 31, 2017	December 31, 2017
Corporate sales agents < 1 year tenured	66	42	58
Corporate sales agents > 1 year tenured	55	33	53
Operating franchises < 1 year tenured (TX)	49	65	60
Operating franchises > 1 year tenured (TX)	149	104	131
Operating franchises < 1 year tenured (Non-TX)	105	32	70
Operating franchises > 1 year tenured (Non-TX)	38	19	31
Policies in Force	251,972	189,677	227,764
Client Retention	88%	87%	88%
Premium Retention	94%	93%	94%

	Three Months Ended
	March 31, 2018	March 31, 2017	December 31, 2017
Total Written Premium	$100,948,381	$70,712,609	$90,282,116
Net Promoter Score ("NPS")	87	85	86